Exhibit 99.77(q)(1)

ITEM 77Q-1 Exhibits

(a)(1)   Amendment No. 34 to the Trust Instrument of Voya Funds Trust named change of series (Voya Strategic Income Fund) effective December 1, 2014 – Filed herein.

(e)(1)   Investment Management Agreement dated November 18, 2014, as amended and restated May 1, 2015, between Voya Investments, LLC and Voya Funds Trust (all series except Voya GNMA Income Fund) – Filed herein.

(e)(2)   Investment Management Agreement dated November 18, 2014, as amended and restated May 1, 2015, between Voya Investments, LLC and Voya Funds Trust (Voya GNMA Income Fund) – Filed herein.

(e)(3)   Sub-Advisory Agreement dated November 18, 2014 between Voya Investments, LLC and Voya Investment Management Co. LLC – Filed herein.